EXHIBIT 2


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                                                                       EXHIBIT A










                    PLAN OF REORGANIZATION AND STOCK ISSUANCE
                        FROM A STATE MUTUAL SAVINGS BANK
                 TO A STATE MUTUAL SAVINGS BANK HOLDING COMPANY

                                       OF

                      RIDGEWOOD SAVINGS BANK OF NEW JERSEY



                        ADOPTED BY THE BOARD OF DIRECTORS
                                       ON
                                  June 22, 1998
                            as amended July 27, 1998



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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


1.       Introduction........................................................ 1

2.       Definitions......................................................... 1

3.       Business Purposes for the Reorganization............................ 7

4.       Method of Reorganization and Certain Effects of the Reorganization.. 8

5.       Conditions to Implementation of the Reorganization..................11

6.       Ratification by Depositors..........................................12

7.       Stock Offering Documents............................................12

8.       Stock Offering......................................................13

9.       Subscription Rights of Eligible Account Holders (First Priority)....14

10.      Subscription Rights of Employee Plans (Second Priority).............15

11.      Subscription Rights of Supplemental Eligible Account Holders
           (Third Priority)..................................................15

12.      Subscription Rights of Current Depositors (Fourth Priority).........16

13.      Community Offering..................................................16

14.      Public Offering and Syndicated Public Offering......................17

15.      Limitation on Purchases............................................ 18

16.      Payment for Common Stock............................................20

17.      Manner of Exercising Subscription Rights Through Order Forms........21

18.      Undelivered, Defective or Late Order Forms: Insufficient Payment....22

19.      Restrictions on Resale or Subsequent Disposition....................23

20.      Certificate of Incorporation and Bylaws of the Mutual
          Holding Company....................................................23

21.      Certificate of Incorporation and Bylaws of the Stock Holding
          Company............................................................23

22.      Certificate of Incorporation and Bylaws of the Stock Bank...........24

23.      Status of Deposit Accounts and Loans Subsequent to Reorganization.. 24

24.      Minority Stock Offering.............................................24

25.      Conversion of Mutual Holding Company to Stock Form..................24

26.      Interpretation......................................................25

27.      Amendment or Termination of the Plan................................26

1.       Introduction

         The Board of Directors of Ridgewood Savings Bank of New Jersey (the "Bank") has adopted this Plan of Reorganization and Stock Issuance from a State Mutual Savings Bank to a State Mutual Savings Bank Holding Company (the "Plan") pursuant to which the Bank proposes to reorganize from a New Jersey-chartered mutual savings bank into the mutual holding company structure (the "Reorganization") pursuant to the laws of the State of New Jersey, the regulations of the Commissioner, the regulations of the FDIC, and other applicable laws and regulations. A principal part of the Reorganization is (i) the formation of the Mutual Holding Company as a New Jersey state mutual savings bank holding company (ii) the formation of a capital stock corporation as a wholly owned subsidiary of the Mutual Holding Company (the "Stock Holding Company"), and (iii) the conversion of the Bank to a New Jersey-chartered state stock savings bank (the "Stock Bank") which will be a wholly owned subsidiary of the Stock Holding Company as long as the Mutual Holding Company is in existence. Subsequent to the Reorganization, the Mutual Holding Company will always own at least a majority of the Stock Holding Company's common stock so long as the Mutual Holding Company is in existence.

         In adopting the Plan, the Board of Directors has determined that the Reorganization is advisable and in the best interests of the Bank, its depositors and the community. The Reorganization is subject to the approval of the Commissioner and the FRB and the non- objection of the FDIC, and must be adopted by a two-thirds vote of the Board of Directors. In addition, the Reorganization is subject to ratification by the Depositors of the Bank.

2.       Definitions

         As used in this Plan, the terms set forth below have the following meanings:

                   Account Holder: The term Account Holder means any Person holding a Savings Account in the Bank.

                  Acting in Concert: The Term "Acting in Concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;
(ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. In addition, two or more Persons who have a joint account will be deemed to be acting in concert.

                  Associate: The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly,

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the  beneficial  owner of 10 percent or more of any class of equity  securities,
(ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 10 and 15 hereof, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Bank or the Holding Company, or any of its parents or subsidiaries.

                   Bank: Ridgewood Savings Bank of New Jersey.

                   BHCA: The Bank Holding Company Act of 1956, as amended.

                   BHCA Application: The application filed with the FRB to obtain FRB approval of acquisition of the Bank by the Mutual Holding Company and the Stock Holding Company.

                   BMA: The Bank Merger Act.

                   Capital Stock: Any and all authorized stock of the Stock Holding Company.

                   Certificate of Incorporation of the Bank: The Bank's New Jersey mutual savings bank certificate of incorporation.

                   Certificate of  Incorporation  of the Mutual Holding Company:
The Mutual Holding Company's New Jersey mutual savings bank holding company certificate of incorporation.

                   Certificate of  Incorporation  of the Stock Holding  Company:
The certificate of incorporation of the Stock Holding Company.

                   Commissioner: The Commissioner of Banking and Insurance of the State of New Jersey.

                   Common  Stock:  Common  Stock  issued  by the  Stock  Holding
Company.

                   Community Offering: The term Community Offering, if applicable, means the offering for sale to certain members of the general public directly by the Stock Bank, of any shares not subscribed for in the Subscription Offering.

                   Current Depositors: Persons who have a Savings or Deposit Account of at least $50 at the Bank as of the Date of Record.

                   Date  of  Record:  The  date  established  by  the  Bank  for
determining   which  Depositors  are  given  the  opportunity  to  vote  on  the ratification of Plan.

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                   Department:   The  New  Jersey   Department  of  Banking  and
Insurance.

                   Deposit Account(s): Withdrawable deposit(s) in the Bank, including certificates of deposit and demand accounts.

                   Depositor: Each holder of a Deposit Account as of the Date of Record established by the Board of Directors.

                   Effective Date: The Effective Date of the Reorganization, which shall be the date of consummation of the Reorganization and Offering in accordance with this Plan and the applicable rules and regulations.

                   Eligible Account Holder: The term Eligible Account Holder means any Person holding a Qualifying Deposit in a Savings Account at the Bank on the Eligibility Record Date.

                   Eligibility Record Date: The term Eligibility Record Date means the date for determining Eligible Account Holders in the Bank and is the close of business on May 31, 1997.

                   Employee: A person who is an Employee of the Bank at the date of the Reorganization.

                   Employee   Plans:   The  term   Employee   Plans   means  the
Tax-Qualified Employee Stock Benefit Plans, including the Employee Stock Ownership Plan, approved by the Board of Directors of the Bank.

                   Estimated Valuation Range: The term Estimated Valuation Range means the range of the estimated pro forma market value of the Common Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

                   ESOP: An employees' stock ownership plan with its related trust, that meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended.

                   FDIC: The Federal Deposit Insurance Corporation.

                   FRB: The Board of Governors of the Federal Reserve System.

                   HOLA: The Home Owners' Loan Act of 1933, as amended.

                   Independent Appraiser: The term Independent Appraiser means an appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Common Stock.

                   Interim: The New Jersey interim stock savings bank organized by the Mutual Holding Company in order to consummate the Reorganization.


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                   Local   Community:   The  term  local   community  means  the
incorporated cities and the counties in which the Bank has offices.

                   Majority Interest: Greater than fifty percent (50%) of the combined voting power or value of all classes of stock of the Stock Holding Company.

                   Merger Application: The application filed with the FDIC to obtain FDIC approval of the Reorganization.

                   Minority Ownership Interest: The percentage representing the number of shares of common stock of the Stock Holding Company held by persons other than the Mutual Holding Company divided by the total number of shares of common stock of the Stock Holding Company outstanding.

                   Minority Stock Offering: One or more offers and sales of common stock by the Stock Holding Company, after which offering the Mutual Holding Company continues to own a majority of the outstanding shares of Voting Stock of the Stock Holding Company.

                   Minority   Stockholder:   Any  owner  of  the  Stock  Holding
Company's common stock other than the Mutual Holding Company.

                   Mutual Holding Company: The state-chartered mutual savings bank holding company organized in the Reorganization.

                   Mutual Bank: Ridgewood Savings Bank of New Jersey in the mutual form of organization.

                   New Jersey Application: The notice or application filed with the Department to obtain the Department approval of the Reorganization.

                   Non-Voting Stock: Non-Voting Stock means any Capital Stock other than Voting Stock.

                   Notice of Reorganization: The Notice of Mutual Holding Company Reorganization, to be submitted by the Bank to the Department to notify the Department of the Reorganization.

                   Officer: An executive officer of the Bank which includes the Chairman, President, Chief Executive Officer, Executive Vice President, Senior Vice President and Vice Presidents in charge of principal business functions, and any other person participating in major policy making functions of the Bank.

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                   Order Form:  The term Order Form means any form together with attached cover letter, sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Common Stock in the Subscription and Community Offerings.

                   Participants:   The  term  Participants  means  the  Eligible
Account Holders, Employee Plans, Supplemental Eligible Account Holders and Current Depositors.

                   Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

                   Plan: This Plan of Reorganization from a State Mutual Savings Bank to a State Mutual Savings Bank Holding Company, pursuant to which the Bank shall organize a mutual holding company structure and become the wholly owned subsidiary of the Stock Holding Company, and an indirect subsidiary of the Mutual Holding Company.

                   Preferred Stock: Preferred Stock authorized pursuant to the Stock Holding Company's articles of incorporation.

                   Public Offering: The term Public Offering means the offering for sale through the Underwriter to the general public of any shares of Common Stock not subscribed for in the Subscription Offering.

                   Purchase Price: The term Purchase Price means the per share price at which the Common Stock will be sold in accordance with the terms hereof.

                   Qualifying Deposit: The term Qualifying Deposit means the balance of each Savings Account of $50 or more in the Bank at the close of business on the Eligibility Record Date or Supplemental Eligibility Record Date. Savings Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

                   Reorganization: The reorganization of the Bank into the mutual holding company structure and the creation of the Mutual Holding Company, the Stock Bank and the Stock Holding Company pursuant to this Plan.

                   SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

                   Savings  Account(s):   Withdrawable   deposits  in  the  Bank
including certificates of deposit and demand accounts.

                   SEC: The Securities and Exchange Commission.

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                   Special  Meeting  of  Depositors:   The  Special  Meeting  of
Depositors and any adjournment thereto, which may be called for the purpose of ratifying the Plan.

                   Stock Bank: The newly organized New Jersey-chartered stock savings bank established as part of the Reorganization and which will be wholly owned by the Stock Holding Company.

                   Stock Holding Company: The capital stock corporation that will own 100% of the Stock Bank's common stock and initially will be wholly owned by the Mutual Holding Company.

                   Subscription Offering: The term Subscription Offering means the offering of Common Stock of the Stock Holding Company for purchase through Order Forms to Participants.

                   Supplemental Eligibility Record Date: The term Supplemental Eligibility Record Date means the close of business on the last day of the calendar quarter preceding the approval of the Plan by the Department.

                   Supplemental Eligible Account Holder: The term Supplemental Eligible Account Holder means a holder of a Qualifying Deposit in the Bank (other than an officer or director or their Associates) at the close of business on the Supplemental Eligibility Record Date.

                   Syndicated Community Offering: The term Syndicated Community Offering means the offering of Common Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

                   Tax-Qualified Employee Stock Benefit Plan: The term Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

                   Underwriter:   The  term  Underwriter  means  the  investment
banking firm or firms through which the Common Stock will be offered and sold in the Public Offering.

                   Voting Stock:

                   (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, certificate of incorporation or in any manner, entitle the holder: (i) to vote for or to select directors of the issuer; and (ii) to vote on or to direct the conduct of the operations or other significant policies of the issuer.

                   (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of

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additional  amounts or classes of senior  securities,  the  modification  of the terms of the preferred stock, the dissolution of the issuer, or the payment of dividends by the issuer when preferred dividends are in arrears; (ii) the Preferred Stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and
(iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the issuer.

                   (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.       Business Purposes for the Reorganization

         The Bank has several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Bank in the stock form, which is used by commercial banks, most major business corporations and the majority of savings banks and savings associations. Formation of the Stock Bank as a wholly owned capital stock savings bank subsidiary of the Stock Holding Company will permit the Stock Holding Company to issue Capital Stock and infuse the proceeds into the Stock Bank, which is a source of capital not available to mutual savings banks. At the same time, the Bank's mutual form of ownership will be preserved in the Mutual Holding Company, and the Mutual Holding Company, as a mutual corporation, will at all times control at least a majority of the Voting Stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Reorganization will enable the Bank to achieve many of the benefits of a stock company without a loss of control and independence that sometimes follows standard conversions from mutual to stock form. The Bank is committed to being an independent community-oriented institution, and to meeting the financial and credit needs of the communities in which it operates. The Board of Directors believes that the mutual holding company structure is best suited for this purpose, particularly since standard mutual-to-stock conversions often result in the sale of locally based savings institutions to larger regional commercial banks.

         Formation of the Stock Holding Company is expected to facilitate acquisitions and the diversification of the Bank's activities, although the Bank currently has no diversification or acquisition plans. The Stock Holding Company will have the ability to acquire other financial institutions and non-financial institutions which may be owned and operated separate from the Bank. For economic, legal liability and tax purposes, it may also be advantageous to have assets held by the Stock Holding Company instead of the Bank.

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         The  mutual  holding  company  structure  will give the  Stock  Holding
Company flexibility to issue Capital Stock in Minority Stock Offerings at various times and in varying amounts as market conditions permit, rather than in a single stock offering. This will better enable the Stock Holding Company to reinvest the proceeds of any such Minority Stock Offering in a safe and sound manner. The sale of Capital Stock at appropriate times, coupled with the accumulation of earnings (net of dividends) from year to year, represents a means for the orderly preservation and expansion of the Bank's capital base, and allows flexibility to respond to sudden and unanticipated capital needs.

         The formation of the Mutual Holding Company will allow the Mutual Holding Company and/or the Stock Holding Company to borrow funds, on a secured and unsecured basis, and to issue debt to the public or in a private placement. The proceeds of any such borrowings or debt issuance may be contributed to the Stock Bank as core capital for regulatory capital purposes. No determination has been made to borrow funds or issue debt at the present time, and there can be no assurance when, if ever, any such borrowing or debt issuance would occur, or whether it would be consummated on terms satisfactory to the Mutual Holding Company or the Stock Holding Company.

4.       Method of Reorganization and Certain Effects of the Reorganization

         A. Organization of the Mutual Holding Company, the Stock Holding Company and the Stock Bank.

         A principal part of the Reorganization will be the organization of the Stock Bank which will be a wholly owned subsidiary of the Stock Holding Company. The Reorganization is expected to be effected in the following manner, or in any manner approved by the Commissioner that is consistent with the purposes of this Plan and applicable laws and regulations.

         1. The Bank will organize the Mutual Holding Company, which will initially exist as an interim stock subsidiary of the Bank.

         2. The Mutual Holding Company will organize the Stock Holding Company under state law as a wholly owned subsidiary.

         3. The Mutual Holding Company will organize Interim as a wholly owned New Jersey stock savings bank subsidiary.

         4.       The  Bank  will   convert  to  the   capital   stock  form  of
                  organization by exchanging its charter for that of a New Jersey stock savings bank (becoming the Stock Bank).

         5. Interim will merge with and into the Stock Bank with the Stock Bank as the surviving entity, and the Mutual Holding Company will become sole stockholder of the Stock Bank.

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         6.       The Mutual Holding  Company will  contribute the capital stock of the Stock Bank to the Stock Holding Company, and the Stock Bank will become a wholly owned subsidiary of the Stock Holding Company.

         Based upon tax, regulatory, economic or other business reasons, the Reorganization can eliminate the Middle-Tier Stock Holding Company or otherwise be revised without any further depositor ratification. At the conclusion of the Reorganization, the Stock Bank will be the wholly owned subsidiary of the Stock Holding Company, and the Stock Holding Company will be wholly owned by the Mutual Holding Company.

         B.       Ownership and Operation of the Mutual Holding Company

         The Mutual Holding Company will be a mutual corporation organized under New Jersey law. As a mutual corporation, the Mutual Holding Company will have no stockholders. The Mutual Holding Company will own between 50.1% and 100% of the Voting Stock of the Stock Holding Company, and will be required to own at least a majority of the Voting Stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Mutual Holding Company will have a board of directors which is expected initially to consist of all of the members of the board of directors of the Bank. It is expected that management of the Mutual Holding Company will consist initially of the senior management person of the Bank.

         The rights and powers of the Mutual Holding Company will be defined by the Mutual Holding Company's Certificate of Incorporation and Bylaws and by the statutory and regulatory provisions applicable to bank holding companies under Federal and New Jersey law. Depositors who have liquidation rights in the Bank immediately prior to the Reorganization will continue to have such rights in the Mutual Holding Company after the Reorganization for so long as they maintain deposit accounts in the Stock Bank after the Reorganization. Initially, the sole business of the Mutual Holding Company will be the ownership of at least a majority of the voting stock of the Stock Holding Company. The Board of Directors will continue to have the sole voting rights to govern the Mutual Holding Company, just as they do now for the Bank.

         The Bank will apply to the Commissioner to have the Mutual Holding Company receive or retain (as the case may be) up to $500,000, in connection with the Reorganization. The Stock Holding Company may distribute additional capital to the Mutual Holding Company following the Reorganization subject to applicable state and federal regulations regarding capital distributions.

         C.       Ownership and Operation of the Stock Holding Company

         The Stock Holding Company will be a capital stock corporation organized under New Jersey law. The Mutual Holding Company initially will be the sole stockholder of the Stock Holding Company, and so long as the Mutual Holding Company is in existence, the Mutual Holding Company will be required to own at least a majority of the Voting Stock of the Stock Holding Company. However, the Stock Holding Company may issue any amount of Non-Voting Stock to persons other than the Mutual Holding Company, and will be authorized to undertake one or more Minority Stock Offerings provided the aggregate amount of Voting Stock sold in such Minority Stock Offerings of less than a majority in the aggregate of the total outstanding

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Voting Stock of the Stock Holding  Company,  subject to any required  regulatory approvals. The Stock Holding Company will own 100% of the Voting Stock of the Stock Bank so long as the Mutual Holding Company is in existence.

         The initial members of the board of directors of the Stock Holding Company will be the existing members of the board of directors of the Bank.
Thereafter, the holders of shares of the Stock Holding Company's Voting Stock will elect the members of the Board of Directors of the Stock Holding Company for three year terms with approximately one-third of the members of the Stock Holding Company's board of directors elected annually.

         The Stock Holding Company will be able to exercise all of the powers authorized to a New Jersey corporation, subject to the restrictions applicable to savings bank holding companies under the BHCA and New Jersey law. Initially, the sole business activity of the Stock Holding Company will be the ownership of 100% of the Voting Stock of the Bank.

         The Bank will apply to the Commissioner to have the Stock Holding Company receive or retain (as the case may be) up to $500,000 in connection with the Reorganization. The Stock Bank may distribute additional capital to the Stock Holding Company following the Reorganization, subject to applicable state and Federal regulations governing capital distributions.

         D.       Ownership and Operation of the Stock Bank

         The Stock Bank will be a capital stock savings bank organized under New Jersey Law. The initial members of the Board of Directors of the Stock Bank will be the existing Board of Directors of the Bank. Thereafter, the Stock Holding Company, as the sole stockholder of the Stock Bank, will elect the members of the Stock Bank's Board of Directors for three year terms with approximately one-third of the directors up for election each year. The present management of the Bank will continue as the management of the Stock Bank following the Reorganization.

         The Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under New Jersey law. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by, or distributed to, the Mutual Holding Company or the Stock Holding Company), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the Mutual Holding Company, the Stock Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

         All insured deposit accounts of the Stock Bank will continue to be federally insured up to the legal maximum by the FDIC in the same manner as deposit accounts existing in the Bank immediately prior to the Reorganization. All loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

         So long as the Mutual Holding Company is in existence, the Stock Holding Company will be required to own 100% of the Voting Stock of the Stock Bank. The Stock Bank may issue any amount of Non-Voting Stock to persons other than the Stock Holding Company.

5.       Conditions to Implementation of the Reorganization

         Consummation of the Reorganization is expressly conditioned upon prior occurrence of the following:

         A. Approval of the Plan by the affirmative vote of two thirds of the Board of Directors of the Bank.

         B. Ratification of the Plan by the Depositors at the Special Meeting of Depositors.

         C. Approval by the Commissioner of the Plan, the certificate of incorporation and bylaws of the Stock Bank and the Mutual Holding Company, and all other transactions contemplated by the Plan for which approval is required by the Commissioner.

         D.       Submission  of the FDIC Notice to the FDIC and the Bank either
                  (i) receives a notice of intent not to object from the FDIC, or (ii) 60 days (subject to extension for an additional 60 days) have passed following the acceptance of a complete FDIC Notice by the FDIC.

         E. Approval by the FRB pursuant to the BHCA for the Stock Holding Company to become a bank holding company by owning or acquiring 100% of the common stock of the Stock Bank to be issued in connection with the Reorganization.

         F. Approval by the FRB pursuant to the BHCA for the Mutual Holding Company to become a bank holding company by owning or acquiring 100% of the common stock of the Stock Holding Company to be issued in connection with the Reorganization.

         G. Approval by the FDIC pursuant to the BMA of the merger of Interim with the Stock Bank or the transfer by the Bank to the Stock Bank of substantially all of the Bank's assets and all of its liabilities, including all of the deposit accounts of the Bank, and if necessary approval by the FDIC of insurance of accounts of the Stock Bank.

         H. Receipt by the Bank of either a private letter ruling from the Internal Revenue Service or an opinion of the Bank's counsel as to the federal income tax consequences of the Reorganization to the Mutual Holding Company, the Stock Holding Company, the Stock Bank and the Bank.

         I. Receipt by the Bank of either a private letter ruling of the New Jersey Department of Revenue or an opinion of counsel or the Bank's independent public accountants as to the New Jersey income tax consequences of the Reorganization to the

                  Mutual Holding Company, the Stock Holding Company, the Stock Bank and the Bank.

         J. For regulatory, economic, timing or other business reasons, the Board of Directors may elect to eliminate the Stock Holding Company, as a middle tier, between the Mutual Holding Company and Stock Bank.

         The Bank intends to consummate the Reorganization as soon as possible after all of the above approvals are obtained.

6.       Ratification by Depositors

         Pursuant to the laws of the State of New Jersey, the voting rights of the Bank are held exclusively by the Board of Directors, which is required to adopt the Plan by a vote of not less than two-thirds of its entire membership. The FDIC has issued Regulations, under which all state savings banks are generally required to have plans to reorganize from mutual to stock form approved by Depositors. Accordingly, the Bank is expected to seek special proxies from depositors to ratify the Plan. Subsequent to the approval of the Plan by the Department, a Special Meeting of Depositors is expected to be scheduled. At least ten days but not more than sixty days prior to the Special Meeting, the Savings Bank is expected to distribute proxy solicitation materials to all Depositors as of a Date of Record twenty to sixty days prior to the Special Meeting.

         Each Depositor as of the Date of Record shall receive one vote for every $100 of deposits at the Bank. The Bank shall seek ratification of the Plan by an affirmative vote of not less than a majority of the votes outstanding.

7.       Stock Offering Documents

         The Stock Holding Company and Bank intend to commence a Minority Stock Offering concurrent with the formation of the Mutual Holding Company. The Stock Holding Company and the Bank may also commence one or more stock offerings following the Reorganization. The Stock Holding Company and the Bank may close the Minority Stock Offering before the Effective Date, provided that the offer and sale of the Common Stock shall be conditioned upon the receipt of all required regulatory approvals and depositor ratification. The Bank may send Participants a Summary of the Reorganization and require Participants, to return to the Bank by a reasonable date certain a postage prepaid card or other written communication requesting receipt of the Stock Offering Prospectus. The Stock Holding Company and Bank shall not distribute the final Minority Stock Offering Prospectus until such Offering Prospectus has been approved for use by the Department.

         Any shares of Common Stock sold in the Minority Stock Offering that are not subscribed for in the Subscription Offering may be offered for sale in the Community Offering, if any, as provided in this Plan and may be offered in a Public Offering or Syndicated Public Offering, as provided herein, if necessary and feasible. The Subscription Offering may be commenced prior to the Special Meeting of Depositors and, in that event, the Community Offering, if any, or Public Offering may also be commenced prior to the Special Meeting of Depositors.

         The Stock Holding Company and Bank may elect to pay fees on either a fixed fee or commission basis or combination thereof to an investment banking firm which assists it in the sale of the Common Stock in the Minority Stock Offering.

         The Stock Holding Company and Bank may also elect to offer to pay fees on a per share basis to brokers who assist Persons in determining to purchase shares in the Syndicated Public Offering.

8.       Stock Offering

         A. Number of Shares. The number of shares and price per share of Common Stock to be offered pursuant to the Plan shall be initially determined by the Board of Directors of the Bank in conjunction with the determination of the Independent Appraiser. The number of shares to be offered will be on a minimum-maximum basis within a range determined by the Board of Directors (the "Offering Range") and may be adjusted at or immediately subsequent to the completion of the Minority Stock Offering without notifying Participants and without a resolicitation of subscriptions. The number of shares to be offered or Offering Range may be subsequently adjusted at or immediately subsequent to the completion of the Minority Stock Offering for any reason, including a change in the appraisal. The total number of shares of Common Stock that may be issued to persons other than the Mutual Holding Company at the close of the Minority Stock Offering must be less than 50% of the issued and outstanding shares of the Stock Bank.

         B. Independent Evaluation and Purchase Price of Shares. All shares of Common Stock sold in the Minority Stock Offering shall be sold at a uniform price per share, referred to in this Plan as the "Purchase Price". The Purchase Price and number of shares shall be determined by the Board of Directors of the Bank immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Bank and the fact that the shares offered represent a minority interest in the Stock Bank (the "Independent Evaluation"). Therefore, the Independent Evaluation and the resulting Purchase Price may reflect a discount to the valuation applied to a standard mutual-to-stock conversion. The aggregate purchase price for the Common Stock will not be inconsistent with such market value of the Bank. The Independent Evaluation of the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with Department regulations. The total amount of Common Stock that may be issued to persons other than the Mutual Holding Company must be less than 50% of the outstanding stock of the Stock Holding Company. The Common Stock to be issued in the Minority Stock Offering shall be fully paid and nonassessable.

         C. Minority Ownership Percentage. Based upon the Independent Appraiser's valuation of the Bank as updated prior to the commencement of the Minority Stock Offering, the Board of Directors will establish the minimum and maximum ownership percentage applicable to the Minority Stock Offering ("Ownership Range"). The final minority ownership percentages or interest will be determined by the Bank as follows: (a) the product of (x) the total number of shares of Common Stock to be issued and sold and (y) the Purchase Price shall be by divided by (b) the estimated aggregate pro forma market value of the Bank immediately after the Minority Stock Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount upon the closing of the Minority Stock Offering or sale of all the Common Stock.

         D. Method of Offering Shares. Subject to the discretion of the Bank and the limitations set forth herein, the opportunity to purchase Common Stock will be given at no cost to: (i) Eligible Account Holders, (ii) Tax-Qualified Employee Plans, (iii) Supplemental Eligible Account Holders, and (iv) Current Depositors pursuant to priorities established by the Board of Directors. The Minority Stock Offering shall be conducted on a minimum-maximum basis, setting forth the minimum and maximum amount of stock that must be offered and sold before closing. The Bank and the Stock Holding Company, in their absolute discretion, have the right to refuse in part or in whole any order for stock sold in the Minority Stock Offering either at the time of receipt or as soon as practicable following the termination of the Minority Stock Offering in accordance with the Plan of Reorganization. No person shall be allowed to purchase the lesser of 100 shares or $1,000 of Common Stock. The Bank shall be entitled to retain an adviser and pay fees to assisting brokers in connection with the Minority Stock Offering. The shares of Common Stock may be offered on a minimum - maximum basis. The priorities for the purchase of Common Stock are as set forth below:

9.       Subscription Rights of Eligible Account Holders (First Priority)

         A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to the greater of: (i) the maximum established for the Community Offering;
(ii) one-tenth of one percent of the Common Stock offered; or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered by a fraction of which the numerator is the amount of the Qualifying Deposit of such Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders but in no event greater than the maximum purchase limitation specified in Section 15 hereof. All such purchases are subject to the maximum and minimum purchase limitations specified in Section 15 and are exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%.

         B. In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

10.      Subscription Rights of Employee Plans (Second Priority)

         Subject to the availability of sufficient shares after filling subscription orders of Eligible Account Holders under Section 9, the Employee Plans shall receive without payment nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Common Stock requested by such Plans, subject to the purchase limitations set forth in
Section 15.

         The Employee Plans shall not be deemed to be associates or affiliates of or Persons Acting in Concert with any Director or Officer of the Stock Holding Company or the Bank.

11.      Subscription Rights  of  Supplemental  Eligible  Account Holders (Third
         Priority)

         A. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the application filed prior to Department approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Common Stock which is equal to the greater of: (i) the maximum purchase limitation established for the Community Offering; (ii) one-tenth of 1% of the Common Stock Offered; and (iii) or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders. All such purchases are subject to the maximum and minimum purchase limitations in Section 15 and are exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%.

         B. Subscription rights received pursuant to this Category shall be subordinated to the subscription rights received by Eligible Account Holders and by the Employee Plans.

         C. Any subscription rights to purchase shares of Common Stock received by an Eligible Account Holder in accordance with Section 9 shall reduce to the extent thereof the subscription rights to be distributed pursuant to this Section.

         D. In the event of an oversubscription for shares of Common Stock pursuant to this Section, shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                                    (1)   Shares  of  Common   Stock   shall  be
                           allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Common Stock sufficient to make his total allocation (including the number of shares of Common Stock, if any, allocated in accordance with
                           Section 9) equal to 100 shares of Common Stock or the total amount of his subscription, whichever is less.

                                    (2) Any shares of Common Stock not allocated
                           in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.

12.      Subscription Rights of Current Depositors (Fourth Priority)

         A. Each Current Depositor shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock in an amount equal to the greater of the maximum purchase limitation established for the Community Offering or one-tenth of one percent of the Common Stock offered, subject to the maximum and minimum purchase limitations specified in
Section 15 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%, which will be allocated only after first allocating to Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders all shares of Common Stock subscribed for pursuant to Sections 9, 10 and 11 above.

         B. In the event that such Current Depositors subscribe for a number of shares of Common Stock which, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Common Stock being issued, the subscriptions of such Current Depositors will be allocated among the subscribing Current Depositors so as to permit each subscribing Current Depositor, to the extent possible, to purchase a number of shares sufficient to make his total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Current Depositor. Any shares remaining will be allocated among the subscribing Current Depositors whose subscriptions remain unsatisfied on a 100 shares (or whatever lesser amount is available) per order basis until all orders have been filled or the remaining shares have been allocated.

13.      Community Offering

         If less than the total number of shares of Common Stock to be subscribed for in the Minority Offering are sold in the Subscription Offering, it is expected that shares remaining unsubscribed may be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to that number of shares of Common Stock as shall equal $100,000 divided by the Purchase Price per share, subject to the maximum and minimum purchase limitations specified in Section 15 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities. In the Community Offering, if any, shares will be available for purchase by the general public with preference given first to natural persons residing in the Local Community and second, to natural person residing in the State of New Jersey ("Community Purchasers"). The Bank shall make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Common Stock.

         If the Community Purchasers in the Community Offering (if any), whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the Community Offering in an equitable manner as determined by the Board of Directors. The Bank may establish all terms and conditions of such offer.

         The Community Offering, if any, may commence simultaneously with, during or subsequent to the completion of the Subscription Offering and if commenced simultaneously with or during the Subscription Offering the Community Offering may be limited to Community Purchases. The Community Offering, if any, must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the Department.

         The Bank, in its absolute discretion, reserves the right to reject any or all orders in whole or in part which are received in the Community Offering, at the time of receipt or as soon as practicable following the completion of the Community Offering.

14.      Public Offering and Syndicated Public Offering

         Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may then be sold through the Underwriter to the general public at the Purchase Price in the Public Offering, subject to such terms, conditions and procedures as may be determined by the Boards of Trustees of the Bank, in a manner that will achieve the widest distribution of the Common Stock and subject to the right of the Bank, in its absolute discretion, to accept or reject in whole or in part all subscriptions in the Public Offering. In the Public Offering, if any, any person together with any Associate or group of persons Acting in Concert may purchase up to the maximum purchase limitation established for the Community Offering, subject to the maximum and minimum purchase limitations specified in Section 15 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%. Shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 13 shall be counted toward meeting the maximum purchase limitation specified for this Section. Provided that the Subscription Offering has commenced, the Bank may commence the Public Offering at any time after the mailing to the Current Depositors of the Proxy Statement to be used in connection with the Special Meeting of Depositors, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the ratification of this Plan by the Current Depositors. It is expected that the Public Offering, if any, will commence just prior to, or as soon as practicable after, the termination of the Subscription Offering. The Public Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided above.

         Shares of Common Stock not subscribed for in the Subscription Offering, Community Offering, if any, and Public Offering may be sold in a Syndicated Public Offering, subject to such terms, conditions and procedures as may be determined by the Boards of Trustees of the Bank, in a manner that will achieve the widest distribution of the Common Stock subject to the right of the Bank and the Underwriter, in their absolute discretion, to accept or reject in whole or in part all subscriptions in the Syndicated Public Offering. In the Syndicated Public Offering, any person together with any Associate or group of persons Acting in Concert may purchase up to the maximum purchase limitation established for the Public Offering, subject to the maximum and minimum purchase limitations specified in Section 15 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Estimated Valuation Range of up to 15%. Shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 13 shall be counted toward meeting the maximum purchase limitation specified for this Section. Provided that the Subscription Offering has commenced, the Bank may commence the Syndicated Public Offering at any time after the mailing to the Current Depositors of the Proxy Statement to be used in connection with the Special Meeting of Depositors, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the ratification of this Plan by the Current Depositors. If the Syndicated Public Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Public Offering will be commenced as soon as practicable following the date upon which the Subscription Offering and Community Offering, if any, terminate.

         If for any reason a Public Offering or Syndicated Public Offering of shares of Common Stock not sold in the Subscription and Community Offerings can not be effected, other purchase arrangements will be made for the sale of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the Department.

15.      Limitation on Purchases

         The following limitations shall apply to all purchases of shares of Common Stock in the Minority Stock Offering:

         A. The maximum number of shares of Common Stock which may be purchased in the Subscription Offering by any person (or persons through a single account) in the First Priority, Third Priority and Fourth Priority shall not exceed such number of shares as shall equal $100,000 divided by the Purchase Price.

         B. The maximum number of shares of Common Stock which may be subscribed for or purchased in all categories in the Minority Stock Offering by any Person (or persons through a single account) or Participant together with any Associate or group of persons Acting in Concert shall not exceed such number of shares as shall equal $200,000 divided by the Purchase Price per share, except for Employee Plans, which in the aggregate may subscribe for up to 10% of the Common Stock issued in the Minority Stock Offering.

         C. The maximum number of shares of Common Stock which may be purchased in all categories in the conversion by Officers and Directors of the Bank and their Associates in the aggregate shall not exceed 31% of the total number of shares of Common Stock issued in the Minority Stock Offering.

         D. A minimum of 100 shares of Common Stock must be purchased by each Person purchasing shares in the conversion to the extent those shares are available; provided, however, that the minimum number of shares requirement will not apply if the number of shares of Common Stock purchased times the price per share exceeds $1,000.

         E. If the number of shares of Common Stock otherwise allocable pursuant to Sections 9 through 14, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his Associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

         F. Depending upon market or financial conditions, the Board of Directors of the Bank, without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the Minority Stock Offering. If the Bank increases the maximum purchase limitations, the Bank is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Bank, resolicit certain other large subscribers. For purposes of this Section 15, the Trustees of the Bank shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Trustees of the Bank.

         G. In the event of an increase in the total number of shares offered in the Minority Stock Offering due to an increase in the maximum of the Estimated Valuation Range of up to 15% (the "Adjusted Maximum") the additional shares will be used in the following order of priority: (i) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum according to Section 9; (ii) in the event that there is an oversubscription at the Employee Plan level, fill the Employees Plan's subscription up to 10% of the Adjusted Maximum; (iii) in the event that there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum according to Section 11; (iv) in the event that there is an oversubscription at the Current Depositor level, to fill unfilled subscriptions of Current Depositors exclusive of the Adjusted Maximum in accordance with Section 11; and
(v) to fill unfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum, with preference given to Persons residing in the Local Community.

         H. Each Person purchasing Common Stock in the Minority Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

         I. For a period of three years following the Reorganization, no Officer, Director or their Associates shall purchase, without the prior written approval of the Department, any outstanding shares of common stock of the Bank, except from a registered broker-dealer. This provision shall not apply to negotiated transactions involving more than one percent of the outstanding shares of common stock of the Bank, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Bank, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax Qualified Employee Stock Benefit Plan of the Bank (including the Employee Plans) which may be attributable to any Officer or Trustee. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

16.      Payment for Common Stock

         All payments for Common Stock subscribed for in the Subscription, Community (if any), Public and Syndicated Public Offerings (if applicable) must be delivered in full to the Bank, together with a properly completed and executed original Order Form, or purchase order in the case of the Syndicated Public Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, however, that if the Employee Plans subscribes for shares during the Subscription Offering, the Employee Plan will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock upon consummation of the Reorganization. The Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions do not cause the Bank to fail to meet its regulatory capital requirement.

         Notwithstanding the foregoing, the Bank and the Stock Holding Company shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community (if any), Public or Syndicated Public Offering and to thereafter submit payment for the Common Stock for which they are subscribing in the Community (if any), Public or Syndicated Public Offering at any time prior to the completion of the Reorganization.

         Payment for Common Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription, Community (if any) and Public Offerings may pay for the shares subscribed for by authorizing the Bank on the Order Form to make a withdrawal from the subscriber's Savings Account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Savings Account but may not be used by the subscriber until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the Department) following the Subscription Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Purchase Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at not less than the passbook annual rate on payments for Common Stock received in cash or by money order or check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the conversion. If for any reason the conversion is not consummated, all payments made by subscribers in the Subscription, Community (if any), Public and Syndicated Public Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Savings Accounts, refunds will be made by canceling the authorization for withdrawal.

         The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Reorganization, and therefore, will not do so.

17.      Manner of Exercising Subscription Rights Through Order Forms

         As soon as practicable after the Offering Prospectus prepared by the Stock Holding Company and the Bank has been authorized for use by the Department, Order Forms will be distributed to the Participants at their last known addresses appearing on the records of the Bank for the purpose of subscribing to shares of Common Stock in the Subscription Offering and will be made available for use in the Community Offering. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after such notice as is approved by the Department and is adequate to apprise the Participants of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting and may also be included in a notice of the pendency of the Reorganization and the Special Meeting sent to all Eligible Account Holders in accordance with regulations of the Department.

         Each Order Form will be preceded or accompanied by the Offering Prospectus describing the Bank, the Common Stock and the Subscription, Community and Syndicated Community Offerings. Each Order Form will contain, among other things, the following:

         A. A specified date by which all Order Forms must be received by the Bank, which date shall be not less than twenty (20), nor more than forty-five
(45) days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

         B. The purchase price per share for shares of Common Stock to be sold in the Subscription, Community (if any), Public and Syndicated Public Offerings;

         C. A description of the minimum and maximum number of shares of Common Stock which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community (if any), Public or Syndicated Public Offerings;

         D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

         E. An acknowledgment that the recipient of the Order Form has received a final copy of the Offering Prospectus, as the case may be, prior to execution of the Order Form.

         F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Savings Account at the Bank) to the Bank; and

         G. A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

         Notwithstanding the above, the Bank reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimiled order forms or whose payment is to be made by wire transfer.

18.      Undelivered, Defective or Late Order Forms: Insufficient Payment

         In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community (if any), Public or Syndicated
Public Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the conversion for the shares of Common Stock subscribed for (including cases in which savings accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation of the Bank of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the Department.

19.      Restrictions on Resale or Subsequent Disposition

         A. All shares of Common Stock purchased by Directors or Officers of the Bank in the Minority Stock Offering shall be subject to the restriction that, except as provided in Section B, below, or as may be approved by the Department, no interest in such shares may be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase.

         B. The restriction on disposition of shares of Common Stock set forth in Section A above shall not apply to the following:

                  (i) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, which has been approved by the Department; and

                  (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

         C. With respect to all shares of Common Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply;

                  (i) Each certificate representing shares restricted within the meaning of Section A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

                  (ii) Instructions shall be issued to the stock transfer agent for the Bank not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

                  (iii) Any shares of capital stock of the Bank issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Common Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Common Stock.

20.      Certificate of Incorporation and Bylaws of the Mutual Holding Company

         As part of the Reorganization, the Certificate of Incorporation and Bylaws of the Mutual Holding Company shall be adopted under the name of Ridgewood Financial, MHC to operate as a New Jersey mutual holding company. A copy of the proposed Certificate of Incorporation and Bylaws of the Mutual Holding Company, Stock Holding Company and the Stock Bank are required to be provided only to those depositors requesting them. By their ratification of the Plan, the Depositors of the Bank shall have approved and adopted the Certificate and Bylaws of the Mutual Holding Company.

21.      Certificate of Incorporation and Bylaws of the Stock Holding Company

         As part of the Reorganization, a Certificate of Incorporation and Bylaws of the Stock Holding Company shall be adopted pursuant to New Jersey law. By their ratification of the Plan, Depositors shall have approved and adopted the Certificate of Incorporation and Bylaws of the Stock Holding Company. The number of shares of Common Stock authorized under the Stock Holding Company Certificate of Incorporation will exceed the shares of Common Stock to be issued to the Mutual Holding Company in the Reorganization. The Certificate of Incorporation may include any provision authorized under New Jersey law.

22.      Certificate of Incorporation and Bylaws of the Stock Bank

         As part of the Reorganization, a Certificate of Incorporation and Bylaws of the Stock Bank shall be adopted to authorize the Stock Bank to operate as a New Jersey-chartered stock savings bank. By their ratification of the Plan, Depositors shall have approved and adopted the Certificate of Incorporation and Bylaws of the Stock Bank. The number of total shares of Common Stock authorized under the Stock Bank Certificate of Incorporation will exceed the shares of Common Stock to be issued to the Stock Holding Company in the Reorganization. The Certificate of Incorporation may contain provisions that, for a period of five years from the effective date of the Certificate of Incorporation, (i) prohibit any person from acquiring beneficial ownership of greater than 10% of the Common Stock of the Stock Bank held by those other than the Stock Holding Company, except for the Stock Holding Company and Non-Tax- Qualified and Tax-Qualified Employee Stock Benefit Plans; and (ii) prohibit persons other than the Board of Directors of the Stock Bank or committees of the Board of Directors of the Stock Bank from calling special meetings of the stockholders of the Stock Bank. Prior to completion of the Reorganization, the Certificate of Incorporation and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph 27.

23.      Status of Deposit Accounts and Loans Subsequent to Reorganization

         All Deposit Accounts in the Bank shall retain the same status after the Reorganization as these accounts had prior to the Reorganization, except that each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or accounts in the Stock Bank after the Reorganization, equal in amount to the withdrawable value of such holder's Deposit Account or accounts prior to the Reorganization. All Deposit Accounts which are transferred to the Stock Bank will continue to be insured on the same terms up to the applicable limits of FDIC insurance coverage. All loans shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank prior to the Reorganization.

24.      Minority Stock Offering

         The Stock Holding Company will be authorized, subject to Commissioner and applicable regulatory approvals, to undertake one or more Minority Stock Offerings, simultaneous with, or following completion of, the Reorganization. Depositors will be offered subscription rights in any Minority Stock Offering; however a Minority Stock Offering will not require the approval of Depositors.

25.      Conversion of Mutual Holding Company to Stock Form

         Once the Reorganization is completed, the Mutual Holding Company may, if approved by the NJDB and the appropriate federal banking agencies, elect to convert to the stock form of ownership pursuant to applicable State and federal law. The terms and conditions of such a conversion cannot be determined at this time and there is no assurance when, if ever, such a conversion will occur. If the conversion does not occur, the Mutual Holding Company will always own a majority of the Common Stock of the Stock Holding Company.

         If the Mutual Holding Company converts to stock form, either on a stand-alone basis or in the context of a conversion-merger ("Conversion Transaction"), under applicable law, shares of stock issued in connection with the Conversion Transaction shall be subject to subscription rights granted to eligible account holders at the time of the transaction. In addition, pursuant to applicable federal law and regulation and NJDB regulations or policies, in the Conversion Transaction, the shares of stock held by the stockholders of the Stock Bank or the Stock Holding Company shall be exchanged for shares of the converted Mutual Holding Company in a proportion established by independent appraisals of the Mutual Holding Company, the Stock Holding Company, and the Stock Bank. If, in a Conversion Transaction, the stockholders of the Stock Bank or the Stock Holding Company do not receive, for any reason, shares of the converted Mutual Holding Company (or its successor) on such proportionate basis, the Holding Company (or its successor) shall be obligated to purchase all shares not owned by its simultaneously with the closing of such Conversion Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by the independent appraisals. Moreover, in the event that the Mutual Holding Company converts to stock form in a Conversion Transaction, any options or other convertible securities held by any Officer, Director, or Employee of the Stock Bank or the Stock Holding Company, convertible into shares of the Stock Bank or the Stock Holding Company shall be convertible into shares of the converted Mutual Holding Company (or its successor), provided, that any exchange ratio shall provide the holder of such options or convertible securities with shares at least equal in value to those exchanged; provided, further however, that if such shares cannot be so converted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such options and other convertible securities in an amount equal to the appraised value of the underlying securities represented by such options or other convertible securities.

         In any Conversion Transaction, stockholders of the Stock Holding Company other than the Mutual Holding Company ("Minority Stockholders"), if any, will be entitled to maintain the same percentage ownership interest in the Stock Holding Company after the Conversion Transaction as their ownership interest in the Stock Holding Company immediately prior to the Conversion Transaction, subject only to certain adjustments (i.e., waiver of dividends and the transfer of assets held solely by the Mutual Holding Company to the resulting stock company) that may be required by the FDIC or FRB. These adjustments may result in a decrease of ownership interest of the Minority Stockholders.

         Each certificate representing shares of Common Stock of the Stock Bank or the Stock Holding Company shall bear a legend giving appropriate notice of the provisions applicable to a Conversion Transaction.

26.      Interpretation

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Commissioner.

27.      Amendment or Termination of the Plan

         If necessary or desirable, the terms of the Plan may be amended by a two-thirds vote of the Bank's Board of Directors, with the concurrence of the Commissioner and the FDIC, at any time prior to or after submission of the Plan to Depositors for ratification. The Plan may be terminated at any time, before or after Depositor ratification, by a two-thirds vote of the Board of Directors.